Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Completes Acquisition of BSG Wireless

Completion offers operators unrivalled data and financial clearing capabilities

TAMPA, Fla. – Dec. 19, 2007 – Syniverse Technologies (NYSE: SVR), a leading provider of technology and business solutions for the global telecommunications industry, announced today that its acquisition of the wireless services business of Billing Services Group Limited (BSG) has been completed. The combined company serves more than 500 customers in over 100 countries with the industry’s broadest suite of voice and data roaming, financial clearinghouse, messaging, and signaling services.

“This acquisition significantly expands Syniverse’s global footprint and adds a world-class financial settlement platform to our industry-leading suite of services,” said Tony Holcombe, President and CEO, Syniverse. “The combination of Syniverse and BSG Wireless also will lead to increased operating efficiencies, and we expect to realize $12 million of annual cost synergies within two years.”

The former BSG Wireless operations will become part of Syniverse’s EMEA organization and will be led by Eugene Bergen Henegouwen, Executive Vice President, EMEA, Syniverse.

Bergen Henegouwen said the acquisition will enable Syniverse to provide increasingly superior products and services over the long term.

“The blend of Syniverse and BSG Wireless know-how will allow us to deliver mobile operators even higher levels of expertise and innovative solutions while addressing their needs for a trusted one-stop shop for both data clearing and financial clearing services,” he said.

The transaction was funded through the draw down of the company’s amended and restated credit facility completed in August 2007. Included in the facility was a delayed draw term loan of $160 million in aggregate principal and a Euro-denominated delayed draw term loan facility of the equivalent of $130 million intended to finance this acquisition.

Conference Call & Analyst Day

Syniverse will provide an overview of the combined company and its integration plans Jan. 15, 2008, at 4:30 p.m. ET during a conference call. To participate on the conference call, U.S. callers may dial toll-free 1-800-659-2032; international callers may dial direct (+1) 617-614-2712. The passcode for this call is 78027753. The call will be webcast live over the Internet in listen-only mode at www.syniverse.com/investorevents.

A replay of the call will be available beginning shortly after it concludes through Jan. 29, 2008, at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll-free 1-888-286-8010; international callers may dial direct (+1) 617-801-6888. The replay passcode is 18514412.

Additionally, the company will speak about the integration and other topics at its annual Analyst Day briefing on Feb. 21, 2008. Details about Analyst Day will be announced in the next few weeks.

About Syniverse

Syniverse Technologies (NYSE:SVR) solutions allow more than 500 communications companies in over 100 countries to provide seamless mobile services by making it possible for disparate technologies and standards to interoperate. Syniverse’s flexibility and customer focus permit its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever subscribers need them. Celebrating its 20th anniversary in 2007, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com.

Cautions about Forward-Looking Statements

Statements in this press release which are not purely historical facts or which necessarily depend upon future events, including statements about Syniverse’s expectations regarding operating efficiencies, cost synergies, and Syniverse’s products and services, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information currently available to Syniverse. Syniverse undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties inherent in or related to the integration of the acquired business (including unanticipated operating costs, restructuring charges and business disruptions following the proposed transaction); or competition within the European, Asian and Middle Eastern marketplaces from established or emerging competitors. Additionally, Syniverse expects to incur significant restructuring charges (including severance) in connection with the transaction. Syniverse may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors sections of Syniverse’s filings with the Securities and Exchange Commission.

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For more information

U.S. media

Gary Lee, Mi liberty Communications

gary@libertycomms.com

+1 (678) 921-0565

European/Asia media

Simon Marshall, Mi liberty Communications

simon@libertycomms.com

+44 (0) 207 751 4444

Investor relations

Jim Huseby, Syniverse Technologies

jim.huseby@syniverse.com

+1 (813) 637-5000